Registration No. 333-113241

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM SB-2
                            REGISTRATION STATEMENT
                             (Amendment Number 3)
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------


                           ATLANTIC SECURITY, INC.
                (Name of Small Business Issuer in its Charter)

        FLORIDA                       3949                    65-0963962
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(State of Other                (Primary Standard           (IRS Employer
 Jurisdiction of                   Industrial               Identification No.
 Incorporation or                 Classification
 Organization)                      Code No.)

                                 Glyme House
                              St. John's Street,
                                  Bicester,
                                 Oxfordshire,
                                  OX26 6SL
                              00 44 1869 242378

(Address and telephone number of principal executive offices and principal place of business)

                           James G. Dodrill II, Esq.
                               5800 Hamilton Way
                              Boca Raton, FL 33496
                                 561-862-0529
              (Name, address and telephone number of agent for service)

                                  Copies to:

                           James G. Dodrill II, Esq.
                           James G. Dodrill II, P.A.
                               5800 Hamilton Way
                              Boca Raton, FL 33496
                                 561-862-0529
                            ----------------------

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this
registration statement.
----------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


CALCULATION OF REGISTRATION FEE




                                            PROPOSED      PROPOSED
TITLE OF EACH CLASS                         MAXIMUM       MAXIMUM
OF                         AMOUNT TO        OFFERING      AGGREGATE      AMOUNT OF
SHARES TO BE                  BE            PRICE PER     OFFERING       REGISTRATION
REGISTERED                REGISTERED        SHARE <F1>      PRICE            FEE
-------------------       ----------        ---------     ---------      ------------



Common Stock,
$.0001 par value to be
sold by selling
shareholders               5,514,500         $0.25         $1,378,625      $175.09


TOTAL                      5,514,500                       $1,378,625      $175.09


(1)	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457.
-------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                  PROPECTUS
                  SUBJECT TO COMPLETION, DATED JUNE 29, 2004


                       5,514,500 Shares of Common Stock

                           ATLANTIC SECURITY, INC.
                           (A Florida Corporation)

     This is our initial public offering. We are registering a total of 5,514,500 shares of our common stock, all of which are being offered by selling shareholders. The selling shareholders who are affiliates will sell their shares at a price per share of $0.25 for the duration of the offering and our other selling shareholders will sell their shares at a price per share of $0.25 per share until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.

     We will not receive any proceeds from the sale of any of the shares by selling shareholders. There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

                       _________________________________

INVESTING IN OUR STOCK INVOLVES RISKS.  YOU SHOULD CAREFULLY
CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this Prospectus is June 4, 2004

                               TABLE OF CONTENTS


                                                   Page


Prospectus Summary                                  3
The Offering                                        5
Summary Financial Information                       6
Risk Factors                                        7
Forward Looking Statements                          13
Penny Stock Regulations                             13
Use of Proceeds                                     14
Determination of Offering Price                     15
Dividend Policy                                     15
Management's Plan of Operations                     16
Business                                            21
Management                                          31
Principal Shareholders                              34
Selling Shareholders                                35
Description of Securities                           37
Certain Relationships and Related Transactions      39
Indemnification                                     40
Plan of Distribution                                41
Legal Matters                                       43
Experts                                             43
Where You Can Find More Information                 44
Index to Financial Statements

                              PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


     We are a Marketing and Sales company and research (small "r") and development (small "d") company. Our research is to be acquired from others. Product development will be done opportunistically with organizations that have established market objectives that may be served by technology we acquire. We are a development stage company and were incorporated in Florida on December 6, 1999, under the name Warrensburg Enterprises, Inc. and were formed with the contemplated
purpose to engage in mergers and acquisitions.   On May 15, 2003, we
consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited exchanged all of its then issued and outstanding shares of common stock for approximately 80% of the common stock of Atlantic Security, Inc.


     We are led by, Terence Sullivan, our President and Chief
Executive Officer. Mr. Sullivan has extensive experience in the management and growth of companies with a focus on telecommunications and security. He has served as an advisor to various companies, including C&W North America, British Telecom and Reuters.


     Over the last 18 months we have been assisting in the development process of various bio and molecular applications and technologies that are being developed and built by outside organizations. These products are currently under development at this moment, and when completed will be detectors for identifying bio-terrorism threats; tracking many forms of illicit cargos, medical application in detecting super bugs.

     This technology is being developed by Professor Gorbunov of Middlesex University, with the help of Middlesex University who have the facilities. Professor Gorbunov, the owner of the intellectual property rights is being assisted by Dr. Oliver Cassell of the Oxfordshire plastic surgical association, who is supplying medical input. Dr. Oliver Cassell is also an advisor to our board of directors.

     Our assistance consists of providing marketing and sales information, which is intended to steer and make sure that the academic endeavor is balanced with marketing needs and reality.

     We have not invested any money in the development of any of the products mentioned in this prospectus. Additionally, we have no written contracts or commitments with any of the companies mentioned in this prospectus with the exception of an option agreement with Professor Gorbunov which was signed under UK law and an investment agreement with Citywide Management Services If our shares are approved for quotation on the OTC Bulletin Board we will be entitled to receive $5,500,000 from Citywide Management Services.

     Beyond the option agreement with Professor Gorbunov, we currently lack any legally definable rights to the technologies discussed throughout this prospectus. Accordingly, we may not be able to enforce any of the other agreements discussed herein.

     We have identified three product areas we would like to pursue:

(a)	Intelligent tracking products:

Intelligent tracking products use satellite global positioning and mobile cell technology to detect objects, people, vehicles etc.

(b) Smart Wireless Surveillance:

Smart Wireless Surveillance is en emerging technology that enables the viewing of real time events which can be captured and transmitted to interested third parties.

(c) Bio and Molecular technology:

Bio and Molecular technology is based on nanotechnology.
The Bio and Molecular detection device is based upon the detection of unique properties of bacteria and their spores and explosives, narcotics, firearms, fissionable materials, human & animal cargo. It's the selective measuring ultra-low concentrations of different substances in a gas media based upon the selective condensation of a working fluid onto the molecules of interest. The detector is based upon a physical multiplication process enabling a small amount of a compound to be enlarged up to readily detectable sub-micron droplets.

     Ideally we intend to own options or the rights to these products and products like these at some point in the future when the company is in a position with sufficient funds.

     Our objective is not to go into the expense of developing products ourselves unless we see a good business case for doing so, but instead to sell the license to other larger companies.

     We have achieved no revenues to date and our loss from inception to March 31, 2004 has been $291,943. Additionally, to date we have relied on the issuance of common stock and on loans from affiliates to fund our operations. Our principal executive and administrative offices are located at Glyme House, St. John's Street, Bicester, Oxfordshire, United Kingdom OX26 6SL +441896242378 fax +441869322402.

                                  The Offering


Securities Offered                               5,514,500 shares of
                                                 common stock, all of
                                                 which will be offered by
                                                 selling shareholders.
                                                 The selling shareholders
                                                 who are affiliates will
                                                 sell their shares at a
                                                 price per share of $0.25
                                                 for the duration of the
                                                 offering and our other
                                                 selling shareholders will
                                                 sell their shares at a
                                                 price per share of $0.25
                                                 per share until our
                                                 shares are quoted on the
                                                 Over The Counter Bulletin
                                                 Board and thereafter at
                                                 prevailing market prices
                                                 or in privately
                                                 negotiated transactions.



Common Stock Outstanding, before offering        23,058,000
Common Stock Outstanding, after offering         23,058,000


Use of Proceeds                                  We will not receive any
                                                 proceeds from the sale of
                                                 common stock by our
                                                 selling shareholders.


Dividend Policy                                  We do not intend to pay
                                                 dividends on our common
                                                 stock.  We plan to retain
                                                 any earnings for use in
                                                 the operation of our
                                                 business and to fund
                                                 future growth.

                        Summary Financial Information

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.

                                                 Period         Period
                                 For the         from           from
                                 Year            September 6,   September 6,
                                 ended           2002           2002
                                 March 31,       (Inception)    (Inception)
                                 2004            to March       to March
                                                 31, 2003       31, 2004
                                 ------------    ------------   -------------


Statement of Operations Data:

Total Revenue                     $       0       $       0      $       0

Total Operating Expenses          $ 289,028       $  (2,915)     $ 291,943

Net Loss                          $(288,832)      $  (2,915)     $(291,943)



                                                     As of
                                                     March
                                                    31, 2004
                                                   (unaudited)
                                                   -----------

Balance Sheet Data
Cash and cash equivalents                           $  23,283
Total current assets                                $  23,283
Total current liabilities                           $ 178,512
Total stockholders' deficiency                      $(155,229)
Total liabilities and stockholders' deficiency      $  23,283

                                 RISK FACTORS

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.

     Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks related to our business:
------------------------------

Our financial statements expressed doubt about our ability to continue as a going concern.
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     Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no revenues and have a negative cash flow from operations from inception through March 31, 2004 of $88,218. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability continue as a going concern.



We have a history of operating losses, limited funds and may continue to incur operating losses. If these continue we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.
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     We have a history of operating losses. We have incurred operating losses since our inception and have an accumulated deficit of $291,747 as of March 31, 2004. We incurred a net loss of $288,832 for the year ended March 31, 2004. If our business plan is not fully executed as planned, we may continue to experience losses as we continue to invest in our core businesses. As of May 31, 2004 we had $20,090.00 in cash available for use in executing our business plan, which is insufficient for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. We anticipate that unless we are able to raise net proceeds of at least $500,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way. Raising this amount will allow us to proceed with the basic elements of our business plan. However, even if we are able to raise the full $5,500,000 amount under our agreement with Citywide, there can be no assurance that we will be successful in executing our plan or achieving profitability. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws. We wish to confirm, however that we do not have any plans, nor have we entered into any negotiations, understandings or agreements to acquire or be acquired by another company.


Even if we receive all funds anticipated from Citywide Management Services upon our shares being quoted on the Over the Counter Bulletin Board, we will need additional financing in the future and if we are unable to raise such financing we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.
----------------------------------------------------------------------

     Upon our shares being approved for quotation on the Over the Counter Bulletin Board we will be entitled to receive $5,500,000 from Citywide Management Services pursuant to a Financing Agreement entered into on August 10, 2003 and amended on June 2, 2004. Even if we receive all such funds, we expect that we may seek additional financing in the future.

     This is because we have an option agreement with Professor Gorbunov to purchase his technology, if we decide to exercise this option in 2005 when it comes due we would need to pay 2 million pounds sterling, as an initial payment for Professor Gorbunov's 82% ownership of the technology and a further 2 million pounds sterling as a bonus to Professor Gorbunov if he gets Middlesex University to sell their 18% ownership and 1million pounds sterling total control payment (this payment would go Middlesex University). Under the agreement we can satisfy up to 50% of the transfer price by the allotment and issue to Professor Gorbunov of such number of freely tradable shares of our common stock as are equal value (determined at the exercise date). Any further payments due to Professor Gorbunov on the sale of any of his technology will come from the sales themselves and again 50% can be paid in shares.

     Raising $5,500,000 allows us to proceed fully with our business plan. Raising additional funds, however, would allow us to capitalize on other opportunities that may arise. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. We wish to confirm, however that we do not have any plans, nor have we entered into any negotiations, understandings or agreements to acquire or be acquired by another company. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

We have not commenced full operations and we may not be able to achieve or maintain profitability. If we do not achieve or maintain profitability we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.
----------------------------------------------------------------------


     We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.

     Even if we successfully raise $5,500,000 we expect to continue to incur operating losses in fiscal 2005, which ends March 31, 2005. If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.



We do not currently hold the rights to any products or technology and may never acquire or develop any. Accordingly, we do not currently and may never have legally enforceable rights to market or sell any product and may therefore never achieve revenue. If we are unable to acquire the rights to products or technology and unable to achieve revenue we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.
----------------------------------------------------------------------

     Although we have held negotiations with the holders of several technologies and have reached an option agreement to acquire certain technology from Dr. Boris Gorbunov, our minimal funding has prevented us from entering written agreements or acquiring any licenses or other rights for other technologies.  Among other payments, our agreement with Dr. Gorbunov will require that we pay 2,000,000 pounds sterling (50%
in cash and 50% shares of our common stock) as an initial payment in order to
exercise our option if we decide to exercise the option.   Professor
Gorbunov currently holds 82% ownership of the technology and if he successfully gets Middlesex University to also transfer to us their 18% ownership then we would also be required to pay a further 2 million pounds sterling (50% in cash and 50% shares of our common stock) as a bonus to Professor Gorbunov and pay 1 million pounds sterling (50% in cash and 50% shares of our common stock) total control payment (which would be paid to Middlesex University).

     We decided that our currently limited funds should be allocated towards fulfilling the requirements necessary to receive the
$5,500,000 funding from Citywide.   By doing so we assumed the
risk that when we open contractual discussions with Comnytell we will have to renegotiate the contract and any licensing fee that may be required over a period of time and any relationship that had existed before would not benefit the company in any way. Also we may not be able to consummate any agreement with Comnytell, SA Limited or the other companies we have identified as having technology in which we are interested. If we are unable to acquire either of these technologies or find replacement technologies we will have no technologies or products of value. In such a scenario it is likely that investors would lose all of their investment.


Our officers and directors are not required to continue as
shareholders and may not maintain an equity interest in the company.
----------------------------------------------------------------------

     There is no requirement that our current or any of our future officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of our officers and/or directors will continue to maintain an equity interest in the company. Any officer or director who ceases to maintain an equity interest in the company may find that their interests do not continue to mirror those of other shareholders. In this event such officer or director may make different decisions than they might make if they continued to maintain an equity interest in the company and these decisions may prove to be less beneficial to the company or its shareholders and accordingly the value of a shareholder's investment may be diminished.

We have arbitrarily determined the offering price. Accordingly the price you pay may not accurately reflect the value of our common stock.
----------------------------------------------------------------------

     We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.

We are dependent on the services of our President and the loss of those services would have a material adverse effect on our business.
----------------------------------------------------------------------

     We are highly dependent on the services of Terence
Sullivan, our Chairman of the Board and President. Mr. Sullivan maintains responsibility for our overall corporate strategy. Mr. Sullivan's business endeavors include substantial experience in the management and growth of companies with a focus on telecommunications and security. The loss of the services of Mr. Sullivan would have a material adverse effect upon our business and prospects. Without Mr. Sullivan's services we would likely not be able to execute our business plan unless and until we found a replacement with similar experience. There can be no assurance that we could find such a replacement or that if we did that we could persuade such individual to accept employment with us on acceptable terms, or at all. Please be aware that we do not currently have "key man" insurance on Mr. Sullivan and we do not anticipate being able to purchase such insurance in the near future, if ever.

Our President has the voting power to control our affairs and may make decisions that do not necessarily benefit all shareholders equally.
----------------------------------------------------------------------

     As of the date of this prospectus, our President owns approximately 41.63% of our outstanding Common Stock. Consequently, Mr. Sullivan is in a position to substantially influence matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs, generally. Mr. Sullivan's decisions may not necessarily reflect those of our other shareholders.


If we are unable to obtain a meaningful degree of consumer acceptance for our future products we will be unable to achieve substantial revenue and you may lose all of your investment.
----------------------------------------------------------------------

     Unless our future products are accepted by consumers we will not be able to achieve revenue substantial enough to support our anticipated operations. In such a scenario it is likely that investors would lose all of their investment.



If we are unable to acquire any technology and the company fails you may lose all of your investment.
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     Our business plan depends on our ability to identify technology that has been developed by other parties and to successfully license or acquire such technology. If we are unable to successfully achieve these objectives we will not have products to sell and accordingly will not generate revenues. If such a scenario it is likely that investors would lose all of their investment.


Future sales of our common stock may have a depressive effect upon its price.
----------------------------------------------------------------------


     All 23,058,000 of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. With the exception of the shares of common stock being registered in this Registration Statement for our selling shareholders, these shares are "restricted securities" as that term is defined by Rule 144 of the Securities Act, and in the future, may be sold in compliance with Rule 144 or pursuant to an effective registration statement. In the future, sales of presently restricted securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.

Risks related to this offering:
-------------------------------------

     There has never been a market for our common stock and one may never develop.
----------------------------------------------------------------------------


     Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained. If a market for our shares never develops it would be very difficult for investors to sell their shares at any price. In that event investors may lose their entire investment.


There is no assurance of future dividends being paid.
-------------------------------------------------------------------

     At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

                          FORWARD-LOOKING STATEMENTS
                          --------------------------

     This prospectus includes forward-looking statements that involve risks and uncertainties regarding management's plan and objectives for future operations, including plans and objectives relating to our planned marketing and future economic performance. These forward-looking statements include statements under the captions
"Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of
Operations," "Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements that apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets.
You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.





Penny Stock Regulations
-----------------------

     We are not listed on any stock exchange at this time.   We hope
to become a bulletin board traded company. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do
not have a very high trading volume.   Consequently, the price of the
stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

     Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                               USE OF PROCEEDS
                               ---------------

     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.


     We expect to incur expenses of approximately $47,500 in connection with the registration of the shares.

                       DETERMINATION OF OFFERING PRICE
                       -------------------------------

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical share sales prices the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                               DIVIDEND POLICY
                               ---------------

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                       MANAGEMENT'S PLAN OF OPERATIONS
                       -------------------------------

Results and Plan of Operations
---------------------------------


     For the period from inception through March 31, 2004 no
revenue was generated. On May 15, 2003, we consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited exchanged all of its then issued and outstanding shares of common stock for approximately 80% of our
common stock.   As a result of the agreement, the transaction was
treated for accounting purposes as a recapitalization by the accounting acquirer (Atlantic Security Limited).

     Below we discuss our plan of operations using two separate assumptions or scenarios. In the first, we assume that we not raise funding or commence full operations. In the second, we assume that we do commence full operations.



Can we  satisfy our cash requirement over the next twelve months?
-----------------------------------------------------------------


     Our existing employees previously agreed to defer receipt of all salaries until we raised a minimum of $100,000. Although we have now raised such amount, members of our management have agreed to continue deferring receipt of all or a portion of their salaries or converting such amounts into shares of our common stock. Our principal executive and administrative offices are located in space that is owned by our Chief Executive Officer.


     Our COO has agreed to convert his outstanding salary into restricted shares of our common stock at market share rate once the company has been approved for quotation. Our CEO has agreed to continue to abstain from receiving a salary for the time being and is reviewing with the board this status every thirty days. Neither officer has signed an agreement regarding these issues. Unless formally waived in the future, we will owe our employees accrued wages based on their employment agreements. The amount due to the employees at March 31, 2004 is $174,500

     As of May 31, 2004 we had $20,090 in cash on deposit in the bank. We have assumed that if we do not commence our anticipated operations and that our officers continue to abstain from receiving a salary, we will need approximately $1,500 per month to remain operational. Of the anticipated $47,500 in expenses associated with this offering we have already paid a total of $46,575.59.

     Assuming we do not commence our anticipated operations, our currently anticipated future cash requirements are for funding the preparation and filing of quarterly reports with the Securities and Exchange Commission. Based on our historical data this is around $2,300.00 per quarter or for a full twelve month period $9,200.00. This figure is included in the $1,500.00 per month figure to remain operational. Our outgoings for a full twelve months would be $13,200.00 and the company has budgeted for a year the sum of $18,000.00

     Two shareholders advanced $2,444.00 on demand loans to Atlantic Security Ltd before the share exchange with us. These loans were for start up costs associated with setting up the company. Both shareholders have expressed a desire not to redeem these within the next twelve months. However, there are no contracts or agreements with either of these shareholders. If we had to repay these loans in the next twelve months it would not reduce our ability to run the company for twelve months.

Will the company have to raise further funding over the next twelve months?
---------------------------------------------------------------------------

     If we do not commence our anticipated operations we will not need to raise any extra funds to survive the next twelve months.

     Management believes that, though we have expressed substantial doubt about our ability to continue as a going concern, due to our minimal cash requirements and the cooperation of our employees in deferring salary and advancing loans to the company to cover operational expenses, assuming that we do not commence our anticipated operations or receive the $5,500,000 from Citywide Management Services we will be able to satisfy our cash requirements for at least the next twelve months.

     We would not invest any funds in any development project or in any marketing efforts over the next twelve months under the conditions mentioned above although we would offer advice. We have no plant or equipment, so write off costs, depreciation, etc do not apply.

     We have been able to keep our operating expenses to a minimum by operating in space owned by our Chief Executive Officer and are only paying for internet access, homepage maintenance, consumables, mobile communications and necessary travel. These expenses have been included in the $1,500.00 monthly budget

Are we expecting significant changes in the number of employees over the next twelve months?
---------------------------------------------------------------------

     Under the conditions mentioned above there would be no changes in employees over the next twelve months.

Plan of Operations
------------------

     Please be aware that our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability to continue as such is dependent on our ability to implement our business plan, raise capital and generate revenues. We have executed a contract with Citywide Management Services that provides that Citywide will invest $5,500,000 into the company over approximately a ten-month period commencing upon the approval of our shares for quotation on the Over the Counter Bulletin
Board and the assignment of a trading symbol.   Citywide will purchase
shares at a price equal to seventy percent (70%) of the average of the closing bid price of our common stock for the ten days preceding the closing for such purchase.

     This company's board of directors and its predecessors has had no connection nor are they in any way affiliated to Citywide Management, its directors or any person working for Citywide Management.

     The following discussion assumes that we start operations and receive funding from Citywide Management Services. Below we have included a time line to facilitate your understanding of our historical operations. We have also included a road map to show our anticipated operations and plan for achieving revenue.

     Following our receipt of funding, our operations will initially focus on solidifying our operational infrastructure. We anticipate that the number of employees would be increased from its present number through the addition of

1)	Professor Gorbunov: Technology Development Officer. He will
work as a paid consultant with the company using 60% of his time with the rest of his time devoted to the university. He has indicated to us that if we exercise the option then he will become a full time employee.

2)	Sales Staff:  Commission-paid sales personnel will be engaged to represent our developed and licensed products to a distributor versus direct marketing channel.
It is our intent to incur sales expense only when sales are secured. A sale is defined as a signed agreement with a distributor to receive payment for product delivered to the distributor. A sales commission will be paid when the delivery is made.

3)	Administrative Staff: Initially, there will be one
administrative staffperson based in the UK assisting the CEO, who is also based in the UK. As our business develops, a small number of secretarial and administrative personnel will be hired.

We currently operate from space owned by Mr. Sullivan. In the USA Mr. Smith works from his home. As the company develops, appropriate commercial office space may be leased. Efforts will be made to secure office space in the United States as a part of an alliance contract.


Historical Time-line.
---------------------

     Atlantic Security Limited was formed in September 2002 to attempt to commercialize certain technology being developed by Professor Boris Gorbunov of Middlesex University. From inception through December
2002 Atlantic Security Limited negotiated an option agreement with Professor Gorbunov, which was executed on December 30, 2002 and which now provides us with an option to acquire his technology.

     Because Atlantic Security Limited believed that Professor Gorbunov's technology would take significant time and funding to bring to market management contemporaneously began searching for other technology to acquire or license that could be more easily brought to market.

Management identified several technology areas that it believed offer substantial growth prospects and during this search process identified and met with several entities, including Comnytell Ltd and SA Ltd. Among the ways in which Atlantic Security Limited searched for opportunities was by attending the Information Security Exhibition in London in September 2002.

     We executed a distributor agreement with Comnytell on December 9, 2002. The agreement required that we pay a license fee equal to 20,000 pounds sterling. We were unable to raise funding for the required payment and Comnytell terminated the agreement in March 2003.

     Having contracted with Professor Gorbunov and identified other promising technologies Atlantic Security Limited began searching for potential investors to fund the company's business plan. This search resulted in Citywide Management Services informing the company that if it became a publicly trading company in the United States that it would be willing to provide funding for execution of the business plan.

     In an effort to become publicly trading in the United States Atlantic Security Limited consummated a share exchange agreement with us in May 2003. In August 2003 we entered into a written agreement with Citywide through which they agreed to invest $500,000 into our company. Since that time our efforts have been primarily focused on achieving such publicly trading status.

     In February 2004 Professor Gorbunov agreed to extend the exercise date under the option agreement to March 2005. And on June 2, 2004
Citywide agreed to increase its investment to $5,500,000.

     Assuming that we are approved for quotation on the Over the Counter Bulletin Board we will receive the investment from Citywide Management Services. This will allow us to implement our full business plan by:

1) Running seminars to introduce the company to organizations that potentially could develop products in which we might be interested. Negotiating a license agreement with Comnytell to acquire their technology.

2)	Attending exhibitions like InfoSec and have an exhibition
stand presence.

3)	Attempting to negotiate a satisfactory contract for the
purchase of SA Limited's technology

4)	Revisiting the companies that have expressed interest over the last two years and update them on our progress.

5)	Initiating marketing and sales efforts, including approaching corporations we see as potential customers and conducting demonstrations of the tracking product in the hope of generating early sales.

6)	Executing Professor Gorbunov's option agreement.

7)	Identifying a number of partners capable and willing to
develop the Bio and Nano Technology and other technologies that we acquire or license.

     In the first year expenses will primarily consist of salaries, travel (including hotels and associate expenses), accountant fees, legal fees, office expenses and the other general expenses associated with establishing a new company as well as building a company infrastructure. These costs would be covered by funds received pursuant to our contract with Citywide.

                                  BUSINESS
                                  --------

GENERAL AND COMPANY HISTORY
---------------------------


     We are a Marketing and Sales company and research (small "r") and development company (small "d"). Our research is to be acquired from others. Product development will be done opportunistically with organizations that have established market objectives that may be served by technology we acquire.


     Atlantic Security, Inc. (previously named Warrensburg Enterprises, Inc.) was incorporated in the state of Florida on December 6, 1999. We were founded by Ms. Shelley Goldstein as a blank check company with the contemplated purpose to engage in mergers and
acquisitions.    Ms. Goldstein originally held approximately 90% of
our outstanding common stock. From inception through May 15, 2003 we did not engage in any active trade or business. On May 15, 2003, we consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited paid $30,000 to Shelly Goldstein, who was then our majority shareholder and exchanged all of its then issued and outstanding shares of common stock for 15,922,000 shares of our common stock, representing approximately 80% of our outstanding common stock. As of the date of this prospectus we have not generated any revenues.


     Atlantic Security Limited ("ASL") was formed in September 2002 by Mr. Terence Sullivan to find commercial opportunities for technology developed by Professor Gorbunov of Middlesex University. In February 2003 ASL signed an agreement with Professor Gorbunov giving ASL an option to acquire the technology. In late 2002 and early 2003 ASL also began identifying other technology that it seeks to acquire or license.

     ASL began attempting to raise funding to commence operations and ultimately signed an agreement with Citywide Management Services, which has now agreed to invest $5,500,000 into the company's operations subsequent to the company being approved for quotation on the OTC Bulletin Board. In pursuit of this objective, ASL consummated the above mentioned share exchange with us on May 15, 2003.
We are not involved with any development cost of any of the products mentioned in this prospectus. To date we have only promoted these products. Even these efforts have been stopped at this time so that we may concentrate on fulfilling the conditions required for us to receive funding pursuant to our written financing agreement with Citywide Management Services.

PRODUCT DEVELOPMENT
-------------------

     We intend to create an organization that values and explores new ideas and looks for product ideas in unconventional settings. We intend to refine these ideas and work with outside firms to create prototypes, masters and the necessary tooling. As of the date of this prospectus we have not entered into any definitive discussions, negotiations, contracts or other arrangements with any third party.

     We intend to market, sell and develop technologies and products either from internally generated ideas or, by acquiring or licensing patented technology from outside inventors. During the evaluation phase of these product developments, we will evaluate the viability of the product and whether the product can be developed and manufactured in acceptable quantities and at an acceptable cost, and whether it can be sold at a price that satisfies our profitability goals.

     Once we determine that a product may satisfy our criteria, we will further assess its potential by continuing to research the product and its probable market. If the results are positive and we do not own the product, we will then attempt to acquire the product outright or obtain rights to the product through a licensing arrangement. If we develop the product internally, or if we acquire or license the rights to the product, we will then proceed to develop and test market the product.

RESEARCH AND DEVELOPMENT
------------------------

     We gather information by attending seminars, reading relevant journals, talking to contacts and acquaintances, surfing the internet and reading government published information. We are keeping cost to a minimum by not commissioning any specific studies and attending seminars like InfoSec that are free to industry participants. We also are using our board of director's contacts to facilitate information gathering.

     The company has spent none if its own money on research and development of any of the technology mentioned in this prospectus, but has devoted substantial time and effort on inputting marketing information into the research and development project. We wish to use this as a model for all future development where we supply the expertise in the marketing and selling of any technology that meets our criteria.

     An example of this strategy is the Bio and Molecular development. All of the research and development done on the Bio and Molecular devices has been carried out by Middlesex University and Professor
Gorbunov.   The University and Professor Gorbunov received a grant
from the European Union of 6 million Euros to carry out this work in 1999.

     We have been involved in focusing the developers on the market needs as we see them and making sure that feed back from organizations that we have spoken to are reflected in the work carried out. Over the last two years we have tried to make sure the development reflected the changes in the market as we see them. All other research and development has been conducted by the owners of the products we wish to sell and market. We have acted as unpaid consultants to these companies regarding the needs we see in the hope that these will be incorporated in the different versions of the product. Thus we fill the gap between academia and the commercial market place.

PRODUCTS WE HOPE TO ACQUIRE OR LICENSE
--------------------------------------

     Initially we wish to market and sell certain technology being developed by Professor Gorbunov which uses molecular and bio methods to detect substances by "sniffing" vaporized molecules in the air and on contact.

Background on the technology
----------------------------

     On December 19, 2001 Professor Boris Gorbunov at the Middlesex University used laboratory equipment to successfully detect a narcotic
substance by sampling the air.   The original equipment used is no way
a product or pre product and was only assembled to demonstrate that vaporized ionized particles could be detected by sampling the air. Present at this concept demonstration was Professor Gorbunov, various university staff and Mr. Keith Hellawell QPM the UK Anti-Drugs co-ordinator for the British Government, this was the result of ten year's research work by Professor Gorbunov.

     Since this time Professor Gorbunov has been working to build a very early stage unit (which we call alpha stage), which is a stand-alone unit that can be used to further improve the detection system. Professor Gorbunov completed this in February 2003 and since then has been working to make a demonstrable model that can be taken out of the laboratory and will still function.

     We have an option agreement with Professor Gorbunov to purchase his technology. Exercising this option requires that we pay: (a) 2 million pounds sterling, as a payment for Professor Gorbunov's 82% ownership of the technology and (b) a further (i) 2 million pounds sterling as a bonus to Professor Gorbunov if he gets Middlesex University to sell their 18% ownership to us and (ii) 1 million pounds sterling total control payment (this is the payment that will go Middlesex University). Under the option agreement we can satisfy the up to 50% of the transfer price by issuing to Professor Gorbunov such number of our fully tradable shares of common stock as are equal in value (determined at the exercise date) to such payment. Professor Gorbunov would also be entitled to receive bonus payments of up to 4 million pounds sterling upon our achieving sales of his various products. Depending on the configuration of the final product, sales price could range from $5,000 to $500,000 per unit.

     We have had no detailed discussions with Middlesex University except our initial discussion about the option agreement at which it was agreed that Professor Gorbunov as the controller of the IPR would be the contact and that all talks go through him and his lawyers.

     The company also wishes to be in the asset tracking industry, which we believe is a growth area for the future. Although we have no written agreements with any company in this area, we have determined that Comnytell Developments Limited produces devices used in such industry. Comnytell currently sells their device to other companies who market it under their own private label brand - as we would wish to. It is our belief that the largest of these is T-Mobile, who currently sells the product as part of their offering.

     We also believe that surveillance is a growth area both in Europe and the US and that technology which accomplishes "Smart Surveillance" will be highly desirable. We have identified a manufacturer who we would like to work with either as an agent or to purchase the technology. The company, SA Limited, manufactures and builds surveillance technology. No negotiations have taken place with this company. We have only expressed a desired to come back to them at some point in the future to see if we could purchase their technology

     The objective over the next 24 months is to work with these types of technologies helping them turn into products using as yet unidentified partners. Some of these technologies are already in the "production" stage such as the Asset tracking system and others like the smart camera are pre-production stage. Assuming that we receive the funding under our agreement with Citywide and that we identify suitable partners to produce the products, we still anticipate needing between 24 and 36 months before any of these technologies would produce any revenue.

     A technology in the "pre-production" stage is one that has been developed into a product but has not gone through the production process of being made in large quantities.

     Simultaneously we will look to acquire or license other technology that compliment these technologies. We have not yet found any that are complimentary with what we are trying to achieve.


What is nanotechnology?
-----------------------

     Nanotechnology is an umbrella term that covers many areas of research dealing with objects that are measured in nanometres. A nanometre (nm) is a billionth of a meter, or a millionth of a millimeter.

     The next few paragraphs provide a brief introduction to the core concepts of molecular nanotechnology.

     "Manufactured products are made from atoms. The properties of those products depend on how those atoms are arranged. If we rearrange the atoms in coal we can make diamond. If we rearrange the atoms in sand (and add a few other trace elements) we can make computer chips. If we rearrange the atoms in dirt, water and air we can make potatoes". (April 29, 2002, Dr Ralph Merkle, the Foresight institute)

     Today's manufacturing methods are very crude at the molecular level. Casting, grinding, milling and even lithography move atoms in great thundering statistical herds. We believe it is analogous to a child trying to build something using LEGO blocks with boxing gloves on their hands. Yes, the child can push the LEGO blocks into great heaps and pile them up, but he or she can't really snap them together the way they would like. Nanotechnology will let us take off the boxing gloves we will be able to not only move individual atoms around but identify these atoms with great accuracy.

Nano-bio terrorism detection
----------------------------

* Nanotechnology that could detect 100% of current bio-terrorist threats.
* When completed and built we will have a real-time, portable detector with later version having wireless or Satellite capability.
* these product would be easily added to existing technology and will have the capability of being integrated into existing security networks.


Nano- Molecular 'sniffer'
-------------------------
* Nanotechnology much more sensitive than any 'sniffer dogs' and second generation will improve on this.
* Detect entire range of threats including: smuggled weapons; extensive types of explosives;
* nuclear & fissionable materials, including detonators; Drugs; human & animal cargo; etc
* when completed it should be capable of detecting explosives under certain conditions up to 100 meters (first generation).
Eventually both products will be merged into a single product only differentiated by the software running.


Using this technology to help health care
-----------------------------------------


Background for the need to detect micro-organisms (The so called super bugs)
----------------------------------------------------------------------------

     The Nanotechnology used to detect Bio and Molecular will be modified to isolate and detect specific biological molecules under specific controlled conditions. This has never been commercially done before and there is no guarantee that it will work. But if successful we will be able to detect super bugs.

     It is management's belief that in every hospital in the world there lie undetected micro-organisms or "bugs" of which MRSA
(Methicillin Resistant Staphylococcus Aureus) is the most widely known and the most dangerous at this time.

     MRSA attacks without discrimination hitting the young, old and the weak, it gets into the wounds of patients or infects them by skin or oral infection. This bug can be brought into the hospital by visitors, nurses, on clothing, on boxes etc, and it multiplies and moves from ward to ward and patient to patient. If undetected before an operation it can kill even the healthiest individual.

     The British National Health service provides a good example because it keeps records going back to the 1940s and its procedures are similar to other health services around the world.

Open Wounds:
------------

     The current management of open wound infections in a clinical setting comprises a clinical diagnosis of the infection, the taking of a tissue specimen or wound swab (essentially wiping a cotton bud across the wound and placing it in a transport medium), and placing the patient on a broad cover of antibiotic medications. The swab is then sent to the laboratory and cultured for 2-5 days before the results can be obtained (5 days is nearer the detection time of M.R.S.A 'super bug'), the antibiotics may need to be changed depending on the swab results.

     In the current climate one of the major health problems is resistant bacteria, M.R.S.A being one, but other more serious strains are around the corner. M.R.S.A can shutdown wards and even hospitals and can delay the transfer of patients between wards and hospitals, as swab screening can take 5 days. This means patients are kept in isolation or the referring hospital until the process is completed.

The scale of the problem:
-------------------------

     Chronic wounds are a major drain on resources, and here is just one example; around 1% of the population will suffer from leg ulcers that become recurrently infected. According to the British National Health service, this generates around 1-4 million operations per year with a potential wound infection rate of 1%, MRSA and other antibiotic resistant bacteria are on the rise and these figure which already cost tens of millions of pounds will rise as well as causing an increasing demand on nurses and beds.

Problems with current systems
-----------------------------

*       diagnosis takes too long
*       the swab result often is not available within 48 hours
*       taking of swab is operator dependent
*       swabs are often contaminated rending them useless
*       giving "best given antibiotic" is not accurate
*       over use of antibiotics is the main cause of M.R.S.A

     If we are successful in raising the funds to develop this, then we believe that there is a large marketplace for such a product.

     At present MRSA and the "super bugs" cost the British National Health service hundreds of millions of pounds per year in addition to the suffering and deaths of patients. Our intention is to try and raise funds and find a partner who specializes in supplying high tech products to the NHS and is willing to work with us on developing and implementing such a product. We have not yet identified a partner although we have interchanged ideas with a number of medical companies but none have signed any contracts. To save development time we would utilize the existing Nanotechnology that is been designed to combat terrorist germ warfare in detecting the super bugs. We believe that by doing so we could detect the superbugs in minutes or hours as opposed to the current process which takes days. This would reduce costs and free up funds for other areas of medication. No research by Professor Gorbunov on this has been undertaken except to build a theoretical mathematical model to test the feasibility of such an undertaking. The company and Dr. Gorbunov believe that the results
were promising.   Some of the benefits of such a technology would be:

For the Patient:
----------------

*       more appropriate treatment
*       less pain and suffering
*       less time off work
*       less time in hospitals

For Hospitals:
--------------

*       reduced or better use of staff in microbiology laboratories
*       reduced bed occupancy
*       less medical costs
*       savings in antibiotics
*       less nursing time needed
*       rapid screening
*       managed use of theaters

For Doctors:
------------

*       targeted treatments
*       rapid diagnosis
*       less time searching for results

For Countries:
--------------

* reduced antibiotic usage (most governments are campaigning to reduce the use)
*       less  antibiotic resistant bacteria
* reduce the countries medical resources, freeing them up to do other work

                                Asset tracking
                                --------------

Intelligent Tracking
--------------------


     Knowing the location of people and objects like trucks, tanks, cars, bio and molecular detectors can be very important and knowing if they move without your authority is also very important. Being able to track an object so if it moves within its zone it is tracked and if it goes outside its zone an alarm is raised via mobile phone, or land phone, to a computer or an handheld device like a PDA is very useful in combating crime and managing objects. Comnytell Ltd. makes this type of product. If Comnytell is not willing to license this technology to us we will try to find an alternative source. There is no guarantee that we could and if we do not then this will affect the ability of the company to reach any revenue this would reduce the ability of the company to continue.

     These type of units, from all manufacturers are based upon off the shelf technology. They use GSM, GPS and GPRS as used in most mobile phones available today (see definition below). Using this standard off the shelf technology to locate people, objects the same way they are used by the telephone companies to find a mobile phone to re-route a call to an individual.

GSM - Global System for Mobile communications: the second generation digital technology originally developed for Europe but which now has in excess of 81 per cent of the world market. Initially developed for operation in the 900MHz band and subsequently modified for the 850, 1800 and 1900MHz bands

GPS - Global Positioning System; a location system based on a constellation of US Department of Defense satellites. Depending on the number of satellites visible to the user it can provide accuracies down to tens of meters. Now being incorporated as a key feature in an increasing number of handsets

GPRS - General Packet Radio Service: standardized as part of GSM Phase 2+, GPRS represents the first implementation of packet switching within GSM, which is a circuit switched technology. GPRS offers theoretical data speeds of up to 115kbit/s using multi-slot techniques. GPRS is an essential precursor for 3G as it introduces the packet switched core required for Universal Mobile Telecommunications System.

Why Surveillance Technology
---------------------------

Surveillance Technology
-----------------------

     As the world is increasingly being terrorized, the need to protect our borders and institutions also increases. We believe that this increases the need to for products which can assist in surveillance.

     Presently most CCTV cameras are the simple analog types because they are inexpensive and available in large numbers. The draw back of analog is that the quality is poor and the stop/start transmission system used by almost all the suppliers doesn't allow the slow motion needed to view the transfer of objects between people. If these systems could be viewed as DVD transmission then all the criticism mentioned would no longer be valid.

     We have been looking for a company that can convert the transmission streams from Analog into Digital (DVD) in real time without having to modify the camera.

     At InfoSec London 2002 we met SA Limited, which was demonstrating such a product. SA Limited informed us that they wish to sell the product and not license it. To use this technology we will have to go back to them after we have completed this process and are trading on OTC and in receipt of the citywide funds and have the technology independently valued. If we are unsuccessful in acquiring this technology then we would have to try and find an alternative.

PATENTS AND TRADEMARKS
----------------------

     Where appropriate, we will seek patent or trademark protection for the products or technologies we develop or introduce. However, there can be no assurance that patents or trademarks will issue from any of our future applications. As of the date of this prospectus, we have not filed for any trademarks or patents and do not own any trademarks or patents.

SUPPLIERS/PARTNERS
------------------


     We intend to bring our products to market by entering into
license agreements or joint development ventures.   We anticipate that
at least some of our future products will be manufactured in the United States, Europe or Asia. We are in the process of identifying potential partners for license agreements or joint development ventures that we will be able to approach regarding manufacturing our future products. We would ideally like a company that could both manufacture and distribute any products we eventually have but as yet have not had any discussion on this front. We have only approached one company regarding manufacture of any future products. This company is based in mainland China. Our discussions were preliminary and no written or verbal agreements were reached. We will keep looking for partners and expect to have many preliminary meetings before we find the right partners


MARKETING
---------

     We intend to market our products by license agreements or joint marketing partners.

COMPETITION
-----------

     The markets in which we plan to do business will be highly competitive, and are already served by two well-established and well-financed companies, Lockheed Martin which already supplies Biological detection products to the US market and Smiths Industries which already supplies Biological detection products to the UK and Europe. These competitors have significantly greater financial and marketing resources than we have. This will give them and their products an advantage in the marketplace.


     We believe that the future principal factors affecting the market place are product innovation and accuracy.


LEGAL PROCEEDINGS
-----------------

     We are not party to any legal proceedings as of the date of this prospectus.

EMPLOYEES
---------

     As of the date of this prospectus we have three employees.
Of these employees, two serve in management positions as full time employees and one serves in administration on a part time basis.


*       COO works from his home in the US.
*       CEO works from premises owned by the CEO in the UK.
*       The admin staff works form the same premises as the CEO in the UK.


DESCRIPTION OF PROPERTY
-----------------------

     Our principal office facility is presently located in space owned by our President. We are not presently incurring any rent expenses associated with this space. Our President has orally agreed to supply this space until we receive funding sufficient to support rent of other space. We anticipate relocating to other office space within 60 days of receipt of funding. If we require additional time to locate offices our president will continue to supply this space until such time arises that we can find office space at the low cost.

     At the premises owned by the president, he has allocated for office space that comprises 200 square feet of space with two computer systems, two printers, high speed Internet access, two fax machines, two telephones lines, power, lighting etc. If need be the President would supply space for as long as the company needs it, to achieve its objectives.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE.
-----------------------------------------------------------

     We have had no disagreements with our accountants on accounting and financial disclosure.

                                  MANAGEMENT
                                  ----------

Directors and Executive Officers


Our directors and executive officers are:
-----------------------------------------


Name                        Age    Position                   Director Since
-----------------------------------------------------------------------------

Terence Sullivan            54     President, principal       2003
                                   executive officer
                                   and Chairman

James Christopher Holmes    56     Director                   2003

Henry Howard Smith          62     Chief Operating Officer    2003
                                   and Director


Gregory Chan                48     Principal Financial Officer




Terence Sullivan has served as our President, principal executive officer and Chairman since June 2003. Mr. Sullivan has approximately twenty-seven years of experience in the management and growth of companies with a focus on telecommunications and security. From September 2002 through June 2003 he served as the CEO of Atlantic Security Limited, which consummated a share exchange with us on May 15, 2003. After retiring from December 2000 through May 2001, Mr. Sullivan joined Open-Mobile Ltd, a mobile phone application and design company. From May 2001 until August 2001 as its CEO. From December 1999 until December 2000, he was employed by CyberSafe, Inc., which sold security software to Deutsch Bank UBS/WDR, CS and Daimler/Chrysler. He retired from CyberSafe as the Chairman of its European Division. From December 1998 until December 1999 he ran his own corporation, Wits Ltd, which was a sales and marketing support company selling security software.



James Christopher Holmes has served as a director since the take over May 15 2003. Mr. Holmes has 35 years of experience in the area of (information Technology). From 2002-present day Chris started his own company which is a consulting company and he uses this company to advise and consultant to the UK organization for local government, and individual local government organizations. Here he advises on the use of technology in delivering services to the community and government. The organizations that take his advice include civil defense, law enforcement and social services. 1999-2002 Chris was Deputy Director of IT for the British Government Cabinet Office where he advised the Prime minister and ministers on the use of technology in government and government departments. These departments included ministry of defence looking after defence of the realm and Government Cipher Head Quarters of the UK (GCHQ)and US listening and counter intelligence organization where he oversaw procurement. Chris retired from this position mid 2002. 1974 to 1999 Chris has spent over twenty-five years working in British Telecomm Plc. He started as a manager and the last five years he was head of Procurement at British Telecommunications and looked after a budget of over 2.5 billion pounds. Chris Holmes is an experienced government consultant who has worked for several Central government departments, agencies, local authorities and the IT services industry.


His management experience inside BT over the twenty five-Years includes:

*    Building Sales, Service and Marketing initiatives across the four
BT Regions

*    UK, Europe, Americas, Asia. Marketing of Visual Services,
Messaging, EDI, Network Management Services
*    Broadband and networked Groupware services to BTs Global
Customers.
*    Managed the Marketing R&D Budgets.
* Represented Global Customers interests in the management of BTs Intellectual Property Rights and managed the global portfolio of trademarks and names.
* Marketing input to the development of electronic trading interfaces with BTs customers.

     Established the BT Network and Systems Architecture and is a Member of the Society of Manufacturing Engineers (US).

Henry Howard Smith has served as our Chief Operating Officer since October 2003. Mr. Smith has over 35 years of experience in information technology. From June 2001 through October 2003 he served as President of HMS, LLC, a business and technology consulting entity at which he developed consulting engagements designed to increase product value, solve productivity issues and assess merger and acquisition candidates. Between February 2001 and May 2001 he served as the Vice President of Marketing and Business Development for Flag Telecom Holdings, Ltd., a global fiber optic cable company that constructs broadband services for telecommunications carriers and business enterprises. Between June 1993 and October 2000 he served British Telecommunications PLC as a Vice President and General Manager
- Global Outsourcing Solutions. While at British Telecommunications, his responsibility was to plan and implement a company to outsource the information technology infrastructure of multinational corporations.


Gregory Chan, although not one of our employees, has served as our Chief Financial Officer since May 2003. Mr. Chan brings with him 20 years experience in diverse managerial roles in multi-national corporations in the telecom and IT industry. He is currently employed with MCI WorldCom EMEA where he has been serving as a Global Account Manager since April 2001. From October 2000 through January 2001 he served in Cidera, Inc., a media content distribution network provider, as the Vice President of International Commercial Operations. From January 2000 through October 2000 he served as the Director of International Business Development for Teligent Inc. a wireless local access network provider. From July 1999 through January 2000 he was the CEO of Europe for Compose System Limited, a printing systems developer. For approximately ten years prior to that he was with Cable & Wireless PLC in various managerial positions including Senior Manager, Business Development, Manager Mergers & Acquisitions and Manager Corporate Management Accounting, Mr. Chan is a qualified Chartered Accountant and he holds a B.Sc. degree in Business Economics


Directors' Remuneration

Our directors are presently not compensated for serving on the board of directors.

Executive Compensation
----------------------

Employment Agreements
---------------------

     We have entered into an executive service agreement with Terence Sullivan, our Chairman, President and CEO on October 1, 2003 and which expires on Mr. Sullivan's 75th birthday on April 8, 2024 or with six months notice by the Company unless there is a change in control, which requires the Company to provide one-year notice. The agreement provides that Mr. Sullivan will receive a salary of 150,000 pounds per year as well as a car allowance equal to 12% of his salary. The agreement also calls for a bonus of 10% of our net income if we reach certain sales targets and provides for Mr. Sullivan at his option to receive a portion of his compensation in the form of shares of our common stock at a 30% discount.


     We have entered into an employment agreement with Henry Howard Smith to become the COO effective October 6, 2003 at an annual salary of $100,000. The agreement expires on Mr. Smith's 70th birthday, on September 21, 2011 or with thirty days notice by either party.


Summary Compensation Table
--------------------------

     The following table sets forth the total compensation paid to or accrued for the period from September 6, 2002 (Inception) through March 31, 2003 to our President.

Annual Compensation




                                                         Other        Restricted    Securities                    All
    Name and                                            Annual          Stock       Underlying     LTIP          Other
Principal Position      Year     Salary     Bonus     Compensation     Awards        Options      Payouts    Compensation
------------------      ----     ------     -----     ------------    ----------    ----------    -------    ------------

Terence Sullivan,
President                2003     $0(1)      0         0               0             0             0          0



(1) Mr. Sullivan agreed to abstain from accepting any compensation during 2003.


Stock Option Grants in the past fiscal year

We have not issued any grants of stock options in the past fiscal year.

                            PRINCIPAL SHAREHOLDERS
                            ----------------------

     The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:




                               Number of       Percent         Number of
                               Shares Owned    Owned           Shares Owned  	Percent
Name and Address of            Before          Before          After            After
Beneficial Owner(1)            Offering        Offering        Offering         Offering (2)
--------------------           -------------   -----------     -----------      ------------
Terence Sullivan                9,600,000       41.63%          7,200,000        31.23%

Chris Holmes                    400,000         1.73%           300,000          1.30%

Howard Smith                    400,000         1.73%           300,000          1.30%

Gregory Chan                    12,000          *               9,000            *

Teddy Plaisted Elett, Trustee   1,600,000       6.94%           1,200,000        5.20%
Under Agreement dated August 7,
1992 FBO Teddy Plaisted Elett (3)
PO Box 771240
Naples, FL  34107

E-N Corp(4)                      1,400,000      6.07%           1,150,000         4.99%
PO Box 146
Stevenage Herts
SG1 1FT
United Kingdom

Niall Duggan                     1,945,000(5)   8.44%           1,708,750(5)      7.41%
Kinloch
Old Leighlin Road
Cloydagh
Carlow
Southern Ireland


All Directors and Officers as
a Group (4 persons)              10,412,000      45.16%          7,809,000         33.87%
----------------------------


* Indicates less than 1%
(1)	Unless otherwise indicated, the
address of the beneficial owner should be considered the same as the company's principal business address.
(2)	Assumes the sale of all shares
offered hereunder by the selling shareholders.
(3)	The Trust is controlled by Teddy
Plaisted Elett, an accredited investor, who has deposited the acquired shares into such Trust.

(4)	The controlling shareholder of E-N
Corp. is Ranjit Sodhi.  Mr. Ranjit Sodhi also owns 4,000 shares directly, which are not included in the amounts shown above.
(5)	Includes 1,000,000 shares of our
common stock that we are contractually obligated to issue but have not issued as of the date of this prospectus.

                             SELLING SHAREHOLDERS
                             --------------------

     The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of June 1, 2004. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.





                                Ownership of                                              Ownership of
                                Common Stock                    Number of                 Common Stock
                                Prior to Offering               Shares offered            After Offering
Selling Shareholder         Shares           Percent            Hereby              Shares  (1)   Percent(1)
------------------------------------------------------------------------------------------------------------

Terence Sullivan(2)           9,600,000       41.63%             2,400,000           7,200,000     31.23%
Teddy Plaisted Elett, Trustee 1,600,000       6.94%                400,000           1,200,000      5.20%
E-N Corp(3)                   1,400,000       6.07%                350,000           1,150,000      4.99%
William Duncan Swartz         1,000,000       4.34%                250,000             750,000      3.25%
George Beyts                    945,000       4.09%                236,250             708,750      3.07%
Niall Duggan                  1,945,000       8.44%                236,250           1,708,750      7.41%
Peter Goldstein                 945,000       4.09%                236,250             708,750      3.07%
Mark Palestine                  945,000       4.09%                236,250             708,750      3.07%
Oliver Cassell                  400,000       1.73%                100,000             300,000      1.30%
Alan Coe                        400,000       1.73%                100,000             300,000      1.30%
Dravrar                         400,000       1.73%                100,000             300,000      1.30%
Judy Fishman and
 Michael Fishman JTTEN          400,000       1.73%                100,000             300,000      1.30%
Alan Gibson                     400,000       1.73%                100,000             300,000      1.30%
James Christopher Holmes(4)     400,000       1.73%                100,000             300,000      1.30%
Daniela Lapuste                 400,000       1.73%                100,000             300,000      1.30%
Kwan Lam Ng                     400,000       1.73%                100,000             300,000      1.30%
Howard Smith (5)                400,000       1.73%                100,000             300,000      1.30%
Thomas Harrison                 340,000       1.47%                 85,000             255,000      1.11%
Watson Dave International       300,000       1.30%                 75,000             225,000      *
Thomas Gryzmala                  60,000       *                     15,000              45,000      *
Jeffrey Klein                    60,000       *                     15,000              45,000      *
Greg Chan (6)                    12,000       *                      3,000               9,000      *
Ulfat Kiani                       8,000       *                      2,000               6,000      *
Bob Anderson                      4,000       *                      1,000               3,000      *
Pamela Anderson                   4,000       *                      1,000               3,000      *
Jacky Barker                      4,000       *                      1,000               3,000      *
Kevin Barker                      4,000       *                      1,000               3,000      *
Erika Bleiberg                    4,000       *                      1,000               3,000      *
Dan Caggiani                      4,000       *                      1,000               3,000      *
Brian Callanan                    4,000       *                      1,000               3,000      *
Lenny Cerbini                     4,000       *                      1,000               3,000      *
George Chaliss                    4,000       *                      1,000               3,000      *
Margaret Chan(7)                  4,000       *                      1,000               3,000      *
Lisa Cohen                        4,000       *                      1,000               3,000      *
Elizabeth Cooper                  4,000       *                      1,000               3,000      *
Dorothy Cornwell                  4,000       *                      1,000               3,000      *
John H. Cornwell Jr.              4,000       *                      1,000               3,000      *
John H. Cornwell III              4,000       *                      1,000               3,000      *
Sarah Cornwell                    4,000       *                      1,000               3,000      *
Stephen Echols                    4,000       *                      1,000               3,000      *
Jon Evans                         4,000       *                      1,000               3,000      *
Robert Field                      4,000       *                      1,000               3,000      *
Francis Giles                     4,000       *                      1,000               3,000      *
Alvin Goldstein                   4,000       *                      1,000               3,000      *
Inge Goldstein                    4,000       *                      1,000               3,000      *
Robert Gordon                     4,000       *                      1,000               3,000      *
Kenneth Greenberg                 4,000       *                      1,000               3,000      *
Charlotte Guiberson               4,000       *                      1,000               3,000      *
Yanna Hache                       4,000       *                      1,000               3,000      *
Daniel Kallan                     4,000       *                      1,000               3,000      *



                                       35


Josh Kallan                       4,000       *                      1,000               3,000      *
Dr. Michael Kaufman               4,000       *                      1,000               3,000      *
Glenda Kelley                     4,000       *                      1,000               3,000      *
Sean King                         4,000       *                      1,000               3,000      *
Alex Lichtman                     4,000       *                      1,000               3,000      *
Debbie Lieberman                  4,000       *                      1,000               3,000      *
Mo Lan Lo                         4,000       *                      1,000               3,000      *
Ian Macpherson                    4,000       *                      1,000               3,000      *
Sarah Macpherson                  4,000       *                      1,000               3,000      *
Scott Mallet                      4,000       *                      1,000               3,000      *
James Charles Meghrian            4,000       *                      1,000               3,000      *
Amelia Miller                     4,000       *                      1,000               3,000      *
Harris Millman                    4,000       *                      1,000               3,000      *
Baldeep Namas                     4,000       *                      1,000               3,000      *
Mandeep Namas                     4,000       *                      1,000               3,000      *
Perminder Namas                   4,000       *                      1,000               3,000      *
Ravi Namas                        4,000       *                      1,000               3,000      *
Chau Lam Ng                       4,000       *                      1,000               3,000      *
Lam Fai Ng                        4,000       *                      1,000               3,000      *
Oi Ling Lee Ng                    4,000       *                      1,000               3,000      *
Sau Chun Ng                       4,000       *                      1,000               3,000      *
William Porter                    4,000       *                      1,000               3,000      *
Nancy Reynolds                    4,000       *                      1,000               3,000      *
Scott Rhodes                      4,000       *                      1,000               3,000      *
Adam Ryan                         4,000       *                      1,000               3,000      *
Shirley Ryan                      4,000       *                      1,000               3,000      *
Gurpreet Sahota                   4,000       *                      1,000               3,000      *
Rani K. Sahota                    4,000       *                      1,000               3,000      *
Surinder Sahota                   4,000       *                      1,000               3,000      *
Martha Schiff                     4,000       *                      1,000               3,000      *
Charles Simmons                   4,000       *                      1,000               3,000      *
Charles E. Simmons                4,000       *                      1,000               3,000      *
Tom Sit                           4,000       *                      1,000               3,000      *
Hardev Kaur Sodhi                 4,000       *                      1,000               3,000      *
Helen Sodhi                       4,000       *                      1,000               3,000      *
Rajvir Singh Sodhi                4,000       *                      1,000               3,000      *
Ranjit Sodhi                      4,000       *                      1,000               3,000      *
Katie Somers                      4,000       *                      1,000               3,000      *
Gary Spielfogel                   4,000       *                      1,000               3,000      *
Roberto Suarez                    4,000       *                      1,000               3,000      *
Mark Sullivan(8)                  4,000       *                      1,000               3,000      *
Hon Wae Wong                      4,000       *                      1,000               3,000      *
Pui Chun wong                     4,000       *                      1,000               3,000      *
Allison Woodford                  4,000       *                      1,000               3,000      *
Kong Yau                          4,000       *                      1,000               3,000      *
Teresa Yau                        4,000       *                      1,000               3,000      *
Tung Mei Yau                      4,000       *                      1,000               3,000      *
Janet Ann Sulivan(9)              1,200       *                        300                 900      *
Sarah Janet Holmes(10)              800       *                        200                 600      *

TOTAL                        23,058,000      100%                5,514,500          16,543,500



* Indicates less than 1%
1)	Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering.
Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.
2)	Mr. Sullivan is our President, principal executive officer and
Chairman.
3)	Mr. Holmes is a director.
4)	Mr. Ranjit Sodhi owns 4000 shares in his name and no other shares held in the name of any other shareholder are in any way attributed to him.
5)	Mr. Smith is our Chief Operating Officer and a director.
6)	Mr. Chan is our Principal Financial Officer.
7)	Ms. Chan is the sister of Mr. Greg Chan, our Principal Financial
Officer.
8)	Mr. Sullivan is the son of Mr. Terence Sullivan, our President,
principal executive officer and Chairman.
9)	Mrs. Sullivan is the wife of Terence Sullivan, our President, principal executive officer and Chairman.
10)	Ms. Holmes is the wife of Mr. James Christopher Holmes, a
director.

                          DESCRIPTION OF SECURITIES
                          -------------------------

General
-------

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. In December 2003 we consummated a 4 for 1 stock split. As of the date of this prospectus, 23,058,000 shares of common stock and no shares of preferred stock were outstanding. Corporate Stock Transfer of Denver, Colorado serves as our transfer agent.

Common Stock
------------

     We are authorized to issue 100,000,000 shares of our common stock, $0.001 par value, of which 23,058,000 shares are issued and
outstanding as of the date of this prospectus.   Except as provided by
law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders and the shareholders do not have cumulative voting rights.

     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders. None of our common stock holders have any preemptive rights.

Preferred Stock
---------------

     The board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock, par value $.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.


Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of February 24, 2004, there were 98 shareholders of record of our common stock and a total of 23,058,000 shares outstanding. Of the 23,058,000 shares of common stock outstanding, 13,412,000 shares of common stock are beneficially held by "affiliates" of the company.
All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

     There are currently no outstanding options or warrants to purchase or any securities that are convertible into our common stock.

     Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule
144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. There are 17,488,500 shares of our common stock that are not being offered by this registration statement that could in the future be sold pursuant to rule 144.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------


     We were founded by Ms. Shelly Goldstein in December 1999. Ms. Goldstein originally held approximately 90% of our outstanding common stock. On May 15, 2003, we consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited paid $30,000 to Shelly Goldstein, who was then our majority shareholder and exchanged all of its then issued and outstanding shares of common stock for 15,922,000 shares of our common stock, representing approximately 80% of our outstanding common stock. Ms. Goldstein is no longer affiliated with us in any way.

     Mrs. J A Sullivan is married to Mr. T Sullivan who is the President and CEO. Mrs. S J Holmes is married to Mr. J C Holmes who is a Non Executive Director. Margaret Chan is the sister of Mr. Greg Chan the Company Secretary and acting CFO Mark Sullivan is the Son of Mr. T Sullivan who is the President and CEO.

     Ranjit Sodhi is related to Rajvir Singh Sodhi who is his mother, Hardev Kaur Sodhi who is his uncle and Helen Sodhi who is his Sister none of the shares held by theses parties are attributed to Ranjit Sodhi

                          DISCLOSURE OF SEC POSITION
              ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
              -------------------------------------------------

     Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                             PLAN OF DISTRIBUTION
                             --------------------

     Our selling shareholders will sell their shares at a price per share of $0.25 per share until and if our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. These sales by Selling Shareholders may occur contemporaneously with sales by us. The selling shareholders offering will terminate on the earlier of the sale of all of the shares or 360 days after the date of the prospectus. The sale of the common stock offered by the selling shareholders through this prospectus may be affected in one or more of the following:

*       Ordinary brokers' transactions;
*       Transactions involving cross or block trades or otherwise
* Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
* "at the market" to or through market makers or into any market for the common stock which may develop;
* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
*       in privately negotiated transactions; or
*       any combination of the foregoing.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

     Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

     In the event that the selling shareholders enter into an agreement, after the date of this prospectus, with any broker dealer or underwriter for such broker, dealer or underwriter to act as principal and such entity is acting as an underwriter, we will file a post-effective amendment to this prospectus identifying such entity, providing the required information in this plan of distribution and revising the disclosures in this prospectus and the related registration statement. Additionally, in such event we will file any such agreement as an exhibit to the registration statement.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                LEGAL MATTERS
                                -------------

     The Law Office of James G. Dodrill II, PA, of Boca Raton, Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                   EXPERTS
                                   -------

     The financial statements as of March 31, 2004, and for the year ended March 31, 2004, and for the period from September 6, 2002 (inception) to March 31, 2003 and for the period from September 6, 2002 (inception) to March 31, 2004 included in this prospectus have been so included in reliance on the report of Webb & Company, P.A., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                     WHERE YOU CAN FIND MORE INFORMATION
                     -----------------------------------

     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Atlantic Security, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D.
C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Any requests for information should be directed to us at Atlantic Security, Inc., Glyme House, St. John's Street, Bicester, Oxfordshire, OX26 6SL Attention:
Terence Sullivan, President.

     Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine. We will send a copy of any such report to any shareholder specifically requesting such report.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)



                                   CONTENTS
                                   --------


PAGE  1          INDEPENDENT AUDITORS' REPORT

PAGE  2          CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2004

PAGE  3          STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR
                 THE YEAR ENDED MARCH 31, 2004 (CONSOLIDATED) AND FOR
                 THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO
                 MARCH 31, 2003 AND FOR THE PERIOD FROM SEPTEMBER 6,
                 2002 (INCEPTION) TO MARCH 31, 2004 (CONSOLIDATED)

PAGE  4          STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR
                 THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO
                 MARCH 31, 2004 (CONSOLIDATED)

PAGE  5          STATEMENT OF CASH FLOWS FOR THE YEAR ENDED MARCH 31,
                 2004 (CONSOLIDATED) AND FOR THE PERIOD FROM SEPTEMBER
                 6, 2002 (INCEPTION) TO MARCH 31, 2003 AND FOR THE
                 PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO MARCH
                 31, 2004 (CONSOLIDATED)

PAGES  6 - 12    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

To the Board of Directors of:
Atlantic Security, Inc. and Subsidiary
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Atlantic Security, Inc. and subsidiary (a development stage company) as of March 31, 2004, and the related statements of operations and comprehensive loss, changes in stockholders' deficiency and cash flows for the year ended March 31, 2004 (consolidated) and for the period from September 6, 2002 (inception) to March 31, 2003 and for the period from September 6, 2002 (inception) to March 31, 2004 (consolidated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Atlantic Security, Inc. and subsidiary (a development stage company) as of March 31, 2004 (consolidated) and the results of its operations and its cash flows for the year ended March 31, 2004 (consolidated) and for the period from September 6, 2002 (inception) to March 31, 2003 and for the period from September 6, 2002 (inception) to March 31, 2004 (consolidated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage with no operations, has a negative cash flow from operations of $88,218, and a working capital and stockholders' deficiency of $155,229. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEBB & COMPANY, P.A.


/s/ Webb & Company, P.A.
------------------------

Boynton Beach, Florida
June 2, 2004

                         ATLANTIC SECURITY LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                         CONSOLIDATED BALANCE SHEET
                               MARCH 31, 2004
                              -----------------




                                    ASSETS



Cash                                             $    23,283
                                                  -----------

TOTAL ASSETS                                     $    23,283
                                                  ===========



                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY



CURRENT LIABILITIES
 Accounts payable                                $       652
 Stockholder loan payable                              3,360
 Accrued officers salaries                           174,500
                                                  -----------

TOTAL LIABILITIES                                    178,512
                                                  -----------

COMMITMENTS AND CONTINGENCIES                              -


STOCKHOLDERS' DEFICIENCY


Common stock, $0.001 par value, 100,000,000
shares authorized, 23,058,000 shares issued and
outstanding                                           23,058
Additional paid in capital                           115,175
Accumulated deficit during development stage        (294,747)
Accumulated other comprehensive gain                   1,285
                                                  -----------
Total Stockholders' Deficiency                      (155,229)
                                                  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY   $    23,283
                                                  ===========


See accompanying notes to the consolidated financial statements.

                         ATLANTIC SECURITY LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS




                                                                                 For The Period
                                        For The           For The Period             From
                                        Year Ended            From               September 6, 2002
                                        March 31,         September 6, 2002       (Inception) To
                                        2004               (Inception) To        March 31, 2004
                                        (Consolidated)    March 31, 2003         (Consolidated)
                                        --------------    ---------------        --------------
OPERATING EXPENSES
 Officer compensation                   $    174,500      $       -              $    174,500
 Consulting and professional fees             96,589              -                    96,589
 General and administrative                   20,939             2,915                 23,854
                                        --------------    ---------------        --------------
   Total Operating Expenses                  292,028             2,915                294,943


LOSS FROM OPERATIONS                        (292,028)           (2,915)              (294,943)


OTHER INCOME
 Interest income                                 196              -                       196
                                        --------------    ---------------        --------------

Provision for Income Taxes                      -                 -                      -
                                        --------------    ---------------        --------------

NET LOSS                                    (291,832)           (2,915)              (294,747)


OTHER COMPREHENSIVE INCOME
 Foreign currency translation gain             1,268                17                  1,285
                                        --------------    ---------------        --------------

COMPREHENSIVE LOSS                      $   (290,564)     $     (2,898)          $   (293,462)
------------------                      ==============    ===============        ==============

Net loss per share - basic and diluted  $      (0.01)     $       -              $      (0.01)
                                        ==============    ===============        ==============

Weighted average number of
shares outstanding during the
period - basic and diluted                20,815,370        15,922,000              19,044,517
                                        ==============    ===============        ==============



See accompanying notes to the consolidated financial statements.

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIENCY
      FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO MARCH 31, 2004







                                                                              Accumulated
                                          Common Stock                      Deficit During     Other
                                       -------------------    Additional     Development    Comprehensive   Subscription
                                        Shares      Amount   Paid-In Capital     Stage        Income        Receivable     Total
                                       ---------   --------  ---------------  -----------  -------------   ------------  ---------


Stock issued to founders
($0.00005 per share)                  15,922,000  $ 15,922    $   (15,134)    $     -     $     -         $    (788)     $     -


Other comprehensive income                   -          -              -             -           17              -              17


Net loss for the period from
September 6, 2002
(inception) to March 31, 2003                -          -              -          (2,915)        -               -          (2,915)

Comprehensive loss                           -          -              -             -           -               -          (2,898)
                                       ----------  ---------   ------------    ----------- ---------       ----------     =========
Balance, March 31, 2003                15,922,000    15,922        (15,134)       (2,915)        17             (788)       (2,898)

Proceeds from subscription
receivable                                   -          -              -             -           -               788           788

Stock issued in reverse merger          4,000,000      4,000         (3,955)          -           -               -             45

Stock issued for cash
($0.025 per share)                       536,000        536         12,864           -           -                -         13,400

Stock issued for services
($0.025 per share)                     1,000,000      1,000         24,000           -           -               -          25,000

Stock issued for cash
($0.06 per share)                      1,600,000      1,600         94,400           -           -               -          96,000

Other comprehensive gain                     -          -              -             -         1,268             -           1,268

In-kind contribution of property             -          -            3,000           -           -               -           3,000

Net loss for year ended March 31, 2004       -          -              -        (291,832)        -               -        (291,832)
                                                                                                                          ---------

Comprehensive loss                           -          -              -             -           -               -        (290,564)
                                       ----------  ---------   ------------    -----------  ---------       ----------    =========

BALANCE, MARCH 31, 2004
(CONSOLIDATED)                        23,058,000  $ 23,058    $   115,175     $(294,747)   $  1,285        $    -        $(155,229)
===========================           ===========  =========   ============    ===========  =========       ==========    =========


     See accompanying notes to consolidated financial statements

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS




                                                             For The             For The
                                            For The Year     Period From         Period From
                                               Ended         September 6, 2002   September 6, 2002
                                            March 31, 2004   (Inception) To      (Inception) to
                                            (Consolidated)    March 31, 2003     March 31, 2004
                                                                                 (Consolidated)
                                            -------------    -----------------   -----------------


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                    $  (291,832)      $     (2,915)      $    (294,747)
 Adjustments to reconcile net loss to
  net cash used in operating  activities:
   Stock issued to consultants for services       25,000                -                25,000
   In-kind contribution of property                3,000                -                 3,000
 Changes in operating assets and liabilities:
   Accounts payable                                  652                -                   652
   Accrued expenses                              174,500                -               174,500
   Proceeds from stockholder loans                   462              2,898               3,360
                                            -------------    -----------------   -----------------
     Net Cash Used In Operating Activities       (88,218)               (17)            (88,235)
                                            -------------    -----------------   -----------------


CASH FLOWS FROM INVESTING ACTIVITIES                 -                  -                   -
                                            -------------    -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from sale of common stock              110,233                -               110,233
                                            -------------    -----------------   -----------------
    Net Cash Provided By Financing
     Activities                                  110,233                -               110,233
                                            -------------    -----------------   -----------------

EFFECT OF EXCHANGE RATE ON CASH                    1,268                 17               1,285
                                            -------------    -----------------   -----------------

NET INCREASE IN CASH                              23,283                -                23,283


CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD                                           -                  -                   -
                                            -------------    -----------------   -----------------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD                                     $     23,283       $        -         $      23,283
                                            =============    =================   =================


     See accompanying notes to consolidated financial statements

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004



NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------

(A) Organization and Basis of Presentation
------------------------------------------

Atlantic Security, Inc., f/k/a Warrensburg Enterprises, Inc.
(a development stage company) is a Florida corporation incorporated on December 6, 1999.

Atlantic Security Limited (a development stage company) was incorporated in the United Kingdom on September 6, 2002.
The Company plans to market security products and asset tracking software.

On May 15, 2003, Atlantic Security, Inc. consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited exchanged all of its 39,805 then issued and outstanding shares of common stock for 3,980,500 (15,922,000 post split) shares or approximately 80% of the common stock of Atlantic Security, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (Atlantic Security Limited).

Accordingly, the financial statements include the following:

(1)	The balance sheet consists of the net assets of the
acquirer at historical cost and the net assets of the acquiree at historical cost.

(2)	The statement of operations includes the operations of
the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

Activities during the development stage include developing the business plan and raising capital.

Atlantic Security, Inc. and its wholly owned subsidiary
Atlantic Security Limited are hereafter referred to as (the
"Company").

(B) Use of Estimates
--------------------

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004



(C) Cash and Cash Equivalents
-----------------------------

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Foreign Currency Translation
--------------------------------

The functional currency of the Company is the British Pound. The financial statements of the Company are translated to United States dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations ands stockholders' equity as other comprehensive income (loss).

(E) Comprehensive Income (Loss)
-------------------------------

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in British Pounds to United States dollars is reported as other comprehensive income (loss) in the statement of operations and stockholders' deficiency.

(F) Income Taxes
----------------

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in England and no tax benefit is expected from the tax credits in the future.

(G) Fair Value of Financial Instruments
---------------------------------------

The carrying amounts of the Company's financial instruments including accounts payable approximate fair value due to the relatively short period to maturity for this instrument.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004



(H) Loss Per Share
------------------

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of March 31, 2004 and 2003, there were no common stock equivalents.

(I) Business Segments
---------------------

The Company operates in one segment and therefore segment information is not presented.

(J) New Accounting Pronouncements
---------------------------------

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contacts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, and Interpretation of ARB 51".
FIN No. 46 provides guidance on the identification of entities of which control is achieved through means other than voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE (the "Primary Beneficiary"). In addition, FIN No. 46 required that both the Primary Beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The transitional disclosure requirements of FIN No. 46 are required in all financial statements initially issued after January 31, 2003, if certain conditions are met.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004


In May 2003, the Financial Accounting Standards Board
("FASB") issued Statement of Financial Accounting Standards
("SFAS") No. 150, "Accounting For Certain Financial
Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003.

The adoption of these pronouncements did not have a material effect on the Company's financial position or results of operations.

NOTE 2	STOCKHOLDER LOAN
------  ----------------

During 2004 and 2003, a stockholder of the Company paid
$3,360 for operating expenses on behalf of the Company. The total loan of $3,360 is payable on demand, non-interest bearing and unsecured (See Note 5).

NOTE 3	COMMITMENTS AND CONTINGENCIES
------  -----------------------------

(A) License Agreement
---------------------

During January 2003, the Company signed an agreement under which it has a ten-month option to acquire 82% of the outstanding shares of two companies that hold intellectual property rights to the Biological Substance Detector and Molecular
Detector.  During February 2004, the Company entered into an

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004


option to extend the agreement to March 2005. The agreement calls for the Company to make an initial payment of approximately $3,149,000 and bonus and milestone payments of approximately $4,724,000 to exercise its option. In addition, the agreement calls for the Company to pay approximately $3,149,000 in bonus payments for each of the first two sales of products using the intellectual property. As of June 2, 2004, the Company has not executed its option.

(B) Employment Agreements
-------------------------

The Company entered into an employment agreement with a stockholder to become the CEO and Chairman of the Company effective October 1, 2003 at an annual salary of $235,000. The agreement expires on the stockholders 75th birthday (in April 2024) or with six months notice by the Company unless there is a change in control, which requires the Company to provide one-year notice. The agreement also calls for a bonus of 10% of the net income of the Company if the Company reaches certain sales targets, a 12% car allowance and provides for the stockholder at his option to receive a portion of his compensation in the form of stock at a 30% discount. As of March 31, 2004, the Company has accrued $124,500 under the employment agreement.

The Company entered into an employment agreement with an individual to become the COO and President of the North American Division effective October 6, 2003 at an annual salary of $100,000. The agreement expires on the individuals 70th birthday (in September 2011) or with thirty days notice by either party. As of March 31, 2004, the Company has accrued $50,000 under the employment agreement.

NOTE 4	STOCKHOLDERS' DEFICIENCY
--------------------------------

(A) Issuance of Common Stock to Founders
----------------------------------------

During the period ended March 31, 2003, the Company issued
15,922,000 shares of common stock for cash of $788 ($0.00005 per share).

(B) Stock Issued for Cash
-------------------------

During 2004, the Company issued 536,000 shares of common stock for cash of $13,400 ($0.025 per share).

During 2004, the Company issued 1,600,000 shares of common stock for cash of $96,000 ($0.06 per share).

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004


(C) Stock Issued for Services
-----------------------------

During 2004, the Company issued 1,000,000 shares of common stock for services valued for financial accounting purposes at $25,000 ($0.025 per share) based upon recent cash offering prices.

(D) Stock Issued in Reverse Merger
----------------------------------

On May 15, 2003, Atlantic Security, Inc. exchanged 3,980,500
(15,922,000 post split) shares of common stock for all the outstanding shares of Atlantic Security Limited (See Note
1).

(E) Common Stock Split
----------------------

On December 9, 2003, the Company declared a 4 for 1 common stock split. Per share and weighted average share amounts have been retroactively restated in the accompanying consolidated financial statements and related notes to reflect this split.

(F) In-Kind Contribution
------------------------

During 2004, the Company recorded $3,000 for the fair value of office space provided to the Company by its Chief Executive
Officer.

NOTE 5	RELATED PARTY TRANSACTIONS
------  --------------------------

Stockholders of the Company have paid $20,854 of operating expenses on behalf of the Company from inception.

NOTE 6	GOING CONCERN
------  -------------

As reflected in the accompanying financial statements, the Company is a development stage company with no revenues, has a negative cash flow from operations of $88,218, and a working capital and stockholders' deficiency of $155,229. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is negotiating with capital funding sources and service providers to implement its business plan.
Management believes that actions presently being taken to raise capital and implement its business plan provides the opportunity for the Company to continue as a going concern.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004




NOTE 7	SUBSEQUENT EVENT
------  ----------------

The Company has received $5,500,000 in financing commitments from an investor subject to certain conditions being met by the Company. Pursuant to the terms of the financing agreement, the investor has agreed to purchase shares of common stock of the Company at 70% of the ten-day average closing bid price in minimum investments of $1,000,000. Among other conditions, the financing is contingent on the effectiveness of a Registration Statement with the Securities and Exchange Commission covering the resale of the shares. As of June 2, 2004, the Company has not received any proceeds under this commitment.

No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Atlantic Security, Inc.  This
prospectus does not constitute an
offer to sell or a solicitation to
an offer to buy the securities
offered hereby to any person in any
state or other jurisdiction in
which such offer or solicitation
would be unlawful.  Neither the
delivery of this prospectus nor any
sale made hereunder shall, under
any circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until _________ __, 2004 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.


	TABLE OF CONTENTS
                                  Page
Prospectus Summary                 3              Atlantic Security, Inc.
The Offering                       5
Summary Financial Data             6
Risk Factors                       7
Forward Looking Statements        13
Penny Stock Regulations           13
Use of Proceeds                   14
Determination of Offering Price   15
Dividend Policy                   15
Management's Plan of Operation    16                5,514,500 Shares
Business                          21
Management                        31
Principal Shareholders            34
Selling Shareholders              35
Description of Securities         37
Certain Transactions              39
Indemnification                   40                   PROSPECTUS
Plan of Distribution              41
Legal Matters                     43
Experts                           43
Where You Can Find More
Information                       44
Financial Statements


                              June 29, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	We estimate that expenses in connection with this registration statement will be as follows:


SEC registration fee                      $175
Accounting fees and expenses            $5,000
Legal                                  $37,500
Edgarizing fees*                        $4,825
                                       --------
Total                                  $47,500

* estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act or Rule 504 of Regulation D of the Securities Act. None of the foregoing transactions involved a distribution or public offering.

Other than shares issued to founders or pursuant to the share exhange agreement with Atlantic Security Limited, all shares were sold to friends and family of our officers to raise operating capital. Officers individually contacted friends and family to discuss the Company's business plans. Although not all of the purchasers were considered sophisticated investors, all investors were given access to corporate books and records as well as the
ability to ask questions of the company's management.    No
general solicitation or advertising was used in approaching the investors. All shares issued have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.



Date               Name                  # of Shares(1)  Total Price
----------------------------------------------------------------------
May 15, 2003       Terence Sullivan          9,600,000       $*
December 9, 2003   William Elett             1,600,000       $96,000
May 15, 2003       E-N Corp                  1,400,000       $*
May 15, 2003       William Duncan Swartz     1,000,000       $*
September 26, 2003 Oliver Cassell            400,000         $10,000
May 15, 2003       Alan Coe                  400,000         $*
May 15, 2003       Dravrar                   400,000         $*
May 15, 2003       Judy Fishman and
                   Michael Fishman JTTEN     400,000         $*
May 15, 2003       Alan Gibson               400,000         $*
May 15, 2003       James Christopher Holmes  400,000         $*
May 15, 2003       Daniela. Lapuste          400,000         $*
May 15, 2003       Kwan Lam Ng               400,000         $*
May 15, 2003       Howard Smith              400,000         $*
May 15, 2003       Thomas Harrison           340,000         $*
May 15, 2003       Watson Dave International 300,000         $*
May 15, 2003       Thomas Gryzmala           60,000          $*
May 15, 2003       Greg Chan                 12,000          $*
May 15, 2003       Ulfat Kiani               8,000           $*
August 17, 2003    Jacky Barker              4,000           $100
August 17, 2003    Kevin Barker              4,000           $100
August 17, 2003    George Chaliss            4,000           $100
August 17, 2003    Margaret Chan             4,000           $100
August 17, 2003    Dorothy Cornwell          4,000           $100
August 17, 2003    John H. Cornwell Jr.      4,000           $100
August 17, 2003    John H. Cornwell III      4,000           $100
August 17, 2003    Sarah Cornwell            4,000           $100
August 17, 2003    Jon Evans                 4,000           $100
August 17, 2003    Mo Lan Lo                 4,000           $100
August 17, 2003    Ian Macpherson            4,000           $100
August 17, 2003    Sarah Macpherson          4,000           $100
August 17, 2003    Baldeep Namas             4,000           $100
August 17, 2003    Mandeep Namas             4,000           $100
August 17, 2003    Perminder Namas           4,000           $100

August 17, 2003    Ravi Namas                4,000           $100
August 17, 2003    Chau Lam Ng               4,000           $100
August 17, 2003    Lam Fai Ng                4,000           $100
August 17, 2003    Oi Ling Lee Ng            4,000           $100
August 17, 2003    Sau Chun Ng               4,000           $100
August 17, 2003    Gurpreet Sahota           4,000           $100
August 17, 2003    Rani K. Sahota            4,000           $100
August 17, 2003    Surinder Sahota           4,000           $100
August 17, 2003    Tom Sit                   4,000           $100
August 17, 2003    Hardev Kaur Sodhi         4,000           $100
August 17, 2003    Helen Sodhi               4,000           $100
August 17, 2003    Rajvir Singh Sodhi        4,000           $100
August 17, 2003    Ranjit Sodhi              4,000           $100
August 17, 2003    Mark Sullivan             4,000           $100
August 17, 2003    Hon Wae Wong              4,000           $100
August 17, 2003    Pui Chun wong             4,000           $100
August 17, 2003    Kong Yau                  4,000           $100
August 17, 2003    Teresa Yau                4,000           $100
August 17, 2003    Tung Mei Yau              4,000           $100
May 15, 2003       Janet Ann Sullivan        1,200           $*
May 15, 2003       Sarah Janet Holmes        800             $*


* issued in exchange for shares in Atlantic Security Limited.
ASL shareholders received 400 shares of our common stock for each share of ASL previously held.

(1) The number of shares referenced above for each shareholder are subsequent to a 4 for 1 stock split.


Additionally, pursuant to a consulting agreement entered into on September 29, 2002, the company has the contractual obligation to issue to Mr. Niall Duggan a total of 1,000,000 shares of its common stock. Mr. Duggan consulted the company in the areas of business development, investor introduction and products.

ITEM 27. EXHIBITS

Exhibit Number		Description

3.1	Articles of Incorporation of Atlantic
        Security, Inc.

3.2	Bylaws of Atlantic Security, Inc.*

3.3	Specimen certificate of the Common Stock of
        Atlantic Security, Inc.*

5.1	Opinion of Law Office of James G. Dodrill
        II, PA as to legality of securities being registered*

10.1	Financing Agreement with Citywide
        Management Services, Inc.

10.2	Employment contract with Terence Sullivan

10.3	Employment contract with Howard Smith


10.4	Amendment to Financing Agreement with
        Citywide Management Services, Inc.

10.5    Option Agreement with Professor Gorbunov.


23.1	Consent of Webb & Company, PA

23.2	Consent of James G. Dodrill II, PA
        (included in Exhibit 5.1)

* to be filed by amendment

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

(1)	File, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section
10(a)(3) of the Securities Act;


ii.	Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


iii.	Include any additional or changed material
information on the plan of distribution.

(2)	For determining liability under the Securities Act,
treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

(4)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange
Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton state of Florida, on June 29, 2004.

                 ATLANTIC SECURITY, INC.

        By:     /s/ Terence Sullivan
                -----------------------
		Terence Sullivan
		Principal Executive Officer,
                President and Chairman


	In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on June 29, 2004.

/s/ Terence Sullivan                 Principal Executive Officer,
-------------------------            President and Chairman
    Terence Sullivan

/s/ Gregory Chan                     Principal Financial Officer and
-------------------------            Principal Accounting Officer
    Gregory Chan

/s/ Christopher Holmes               Director
-------------------------
    Christopher Holmes

/s/ Howard Smith                     Director
-------------------------
    Howard Smith